Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Deborah Spak, (224) 948-2349

Investor Contacts:

Mary Kay Ladone, (224) 948-3371

Clare Trachtman, (224) 948-3085

BAXTER REPORTS SECOND QUARTER FINANCIAL RESULTS

IN LINE WITH GUIDANCE

Company Confirms Full-Year 2012 Outlook

DEERFIELD, Ill., July 19, 2012 — Baxter International Inc. (NYSE:BAX) today announced financial results for the second quarter and confirmed its full-year 2012 financial outlook.

Baxter reported net income of $661 million in the second quarter, an increase of 7 percent compared to $615 million reported in the same period last year. Earnings per diluted share of $1.19 advanced 11 percent from $1.07 per diluted share in the prior-year period. These results included a net after-tax benefit from special items totaling $42 million of income (or $0.07 per diluted share), for costs and adjustments related to recent business development transactions and certain financial reserves. Specifically, the company recorded a special after-tax charge totaling $23 million (or $0.04 per diluted share) related to a global collaboration with Chatham Therapeutics, LLC (Chatham) for the development and commercialization of potential treatments for hemophilia B using Chatham’s recombinant gene therapy technology. This charge was more than offset by a net after-tax gain of $65 million (or $0.11 per diluted share) resulting

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primarily from adjustments to both the company’s COLLEAGUE infusion pump reserves and estimated milestone payments associated with the 2010 acquisition of ApaTech Limited, an orthobiologic products company.

On an adjusted basis, excluding special items, Baxter’s second quarter net income of $619 million increased 1 percent from $615 million reported in 2011. Adjusted earnings per diluted share of $1.12 rose 5 percent from $1.07 per diluted share last year, and was within the range of the company’s previously issued earnings guidance of $1.10 to $1.12 per diluted share.

Worldwide sales totaled $3.6 billion and increased 1 percent from year-ago levels. Excluding the impact of foreign currency, worldwide sales increased 4 percent. Sales within the United States advanced 6 percent to $1.5 billion, while international sales of $2.1 billion declined 2 percent. Excluding foreign currency, international sales increased 3 percent.

BioScience revenues of $1.6 billion increased 1 percent from the prior-year period. Excluding the impact of foreign currency, BioScience sales rose 4 percent driven primarily by improved demand, particularly in the United States, for ADVATE [Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method] for the treatment of hemophilia, and strong growth from select specialty plasma-based therapeutics and the company’s portfolio of surgical sealants. Also contributing to this performance was the benefit of the Synovis Life Technologies, Inc. (Synovis) acquisition, which was completed during the first quarter of 2012.

Medical Products sales of $2.0 billion also increased 1 percent from the prior-year period, and excluding the impact of foreign currency, sales rose 4 percent. This performance was driven primarily by solid gains in peritoneal

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dialysis patients, growth of certain injectable and nutritional therapies, as well as the impact from the company’s acquisition of Baxa Corporation.

Six-Month Results

For the first six months of 2012, Baxter reported net income of $1.2 billion, or $2.24 per diluted share, reflecting a 9 percent increase from last year on a per-share basis. Excluding special items, Baxter’s adjusted net income for the six-month period was nearly $1.2 billion and earnings per diluted share of $2.13 increased 4 percent from $2.05 per diluted share reported in the comparable prior-year period.

Baxter’s worldwide sales for the six-month period totaled $7.0 billion and increased 2 percent, and excluding foreign currency, sales increased 4 percent. BioScience sales of more than $3.0 billion grew 2 percent (or 5 percent excluding foreign currency), and Medical Products sales of $4.0 billion also increased 2 percent (or 4 percent excluding foreign currency).

During the first half of 2012, Baxter generated strong cash flows from operations of approximately $1.4 billion and returned significant value to shareholders. On a year-to-date basis, Baxter has returned over $1.3 billion to shareholders through dividends totaling $374 million and share repurchases of $960 million (or approximately 17 million shares).

Recent Highlights

“We remain confident that the focus on our diversified portfolio of critical therapies and innovation will position us well for future growth,” said Robert L.

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Parkinson, Jr., chairman and chief executive officer. “We will continue to invest in our new product pipeline and seek complementary business development opportunities that will enhance our global presence, expand access to care, and create long-term value for our shareholders.”

Baxter continued to enhance its portfolio and new product pipeline through investments in research and development and business development initiatives. Recent achievements include the following:

•

Approval from the U.S. Food and Drug Administration (FDA) to market GAMMAGARD LIQUID 10% [Immune Globulin Infusion (Human)] as a treatment for multifocal motor neuropathy (MMN). This is the first immunoglobulin treatment approved for MMN patients in the United States, and was approved in Europe in 2011. MMN is associated with a progressive, asymmetric limb weakness mostly affecting the upper limbs, which can lead to significant difficulty with simple manual tasks.

•

Announcement of an investigator-initiated trial related to Baxter’s on-going clinical programs evaluating the use of GAMMAGARD LIQUID 10% [Immune Globulin Infusion (Human)] for the treatment of Alzheimer’s Disease (AD) at the Alzheimer’s Association International Conference held in Vancouver, Canada. Three-year follow-up data of the Phase II, open-label 24-patient study demonstrated long-term stabilization of AD symptoms over a 36-month period in four patients who were treated with the optimal dose throughout the study period. Larger studies, which are currently in progress, will further assess the safety and efficacy of GAMMAGARD LIQUID 10% in the treatment of the disease, and results from the first Phase III clinical trial are expected in the first half of 2013.

•

Approval of ADVATE [Recombinant Human Coagulation Factor VIII for injection] for the control and prophylaxis of bleeding episodes in individuals with hemophilia A (congenital factor VIII deficiency) in China by the State Food and Drug Administration. ADVATE is now approved in 54 countries worldwide.

•

FDA approval of a new 4000 IU dosage strength of ADVATE which provides the convenience of a single vial dosing opportunity for many adult patients, including some patients on a dosing schedule of every three days for prophylactic treatment with ADVATE.

•

Announcement of an exclusive global agreement with Chatham, an affiliate of Asklepios BioPharmaceutical, Inc. (AskBio), for the development and commercialization of potential treatments for hemophilia B utilizing

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Chatham’s gene therapy technology. The collaboration will allow Baxter to investigate Chatham’s Biological Nano ParticlesTM (BNP), an advanced recombinant adeno-associated virus-(rAAV) based gene therapy technology that has shown promising therapeutic benefit in early clinical studies.

•

Announcement of a ten-year contract manufacturing agreement with Stichting Sanquin Bloedvoorziening (Sanquin Blood Supply Foundation) of the Netherlands to enhance supply of plasma-derived treatments for immune disorders, hemophilia, trauma and other critical conditions. Sanquin is a not-for-profit organization in the Netherlands that develops and produces pharmaceutical products, conducts scientific research and develops and performs a multitude of diagnostic services.

•

Acquisition of the remaining interest of Sigma International General Medical Apparatus, LLC (SIGMA). SIGMA develops and manufactures smart infusion pump technology including the Spectrum large volume infusion pump, which provides advanced safety and clinician-friendly features. In connection with the transaction, Baxter also acquired SIGMA’s product development pipeline, which includes a platform of multiple infusion technologies with advanced safety capabilities.

Outlook for Third Quarter and Full-Year 2012

Baxter also announced today its guidance for the third quarter and confirmed its financial outlook for full-year 2012.

For the third quarter of 2012, Baxter expects sales growth, excluding the impact of foreign currency, of 5 to 6 percent (or approximately 1 percent including the impact of foreign exchange), and earnings per diluted share of $1.12 to $1.14, before any special items.

For full-year 2012, Baxter continues to expect sales growth, excluding the impact of foreign exchange, of 4 to 5 percent (or approximately 2 percent including the impact of foreign exchange). In addition, the company expects earnings of $4.50 to $4.56 per diluted share, before any special items, and cash flows from operations to exceed $3.0 billion.

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A webcast of Baxter’s second quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on July 19, 2012. Please visit Baxter’s website for more information regarding this and future investor events and webcasts, including the company’s Investor Conference to be held October 9, 2012.

Baxter International Inc., through its subsidiaries, develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.

This release includes forward-looking statements concerning the company’s financial results, business development activities, R&D pipeline and outlook for 2012. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities, including with respect to regulatory submissions and the company’s implementation of the COLLEAGUE recall; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; future actions of governmental authorities and other third parties as U.S. healthcare reform legislation and other austerity measures are implemented globally; additional legislation, regulation and other governmental pressures, which may affect pricing, taxation, reimbursement and rebate policies of government agencies and private payers or other elements of the company’s business; product development risks, including satisfactory clinical performance; the company’s ability to realize the anticipated benefits from its business development activities; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company’s sales; the impact of competitive products and pricing, including generic competition, drug

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reimportation and disruptive technologies; the availability of acceptable raw materials and component supply; fluctuations in supply and demand and the pricing of plasma-based therapies; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; the impact of global economic conditions on Baxter and its customers and suppliers, including foreign governments in certain countries in which the company operates; foreign currency fluctuations; and other risks identified in the company’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on the company’s website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.

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BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Three Months Ended June 30, 2012 and 2011

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended June 30,
	2012		2011		Change

NET SALES	$ 3,572		$ 3,536		1%

COST OF SALES	1,700		1,701		0%

GROSS MARGIN	1,872		1,835		2%

% of Net Sales	52.4%		51.9%		0.5 pts

MARKETING AND ADMINISTRATIVE EXPENSES	789		765		3%
% of Net Sales	22.1%		21.6%		0.5 pts

RESEARCH AND DEVELOPMENT EXPENSES	306		239		28%
% of Net Sales	8.6%		6.8%		1.8 pts

NET INTEREST EXPENSE	22		15		47%

OTHER (INCOME) EXPENSE, NET	(62	) A	27	A	N/M

PRE-TAX INCOME	817		789		4%

INCOME TAX EXPENSE	156		174		(10%	)

% of Pre-Tax Income	19.1%		22.1%		(3.0 pts	)

NET INCOME	$ 661		$ 615		7%

BASIC EPS	$ 1.20		$ 1.08		11%

DILUTED EPS	$ 1.19		$ 1.07		11%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	550		570
Diluted	553		575

ADJUSTED PRE-TAX INCOME (excluding special items)	$ 786	B	$ 789		0%

ADJUSTED NET INCOME (excluding special items)	$ 619	B	$ 615		1%

ADJUSTED DILUTED EPS (excluding special items)	$ 1.12	B	$ 1.07		5%

A

Other (income) expense, net included the net results attributable to noncontrolling interests, which had been reported separately in the prior year. The prior period consolidated statement of income presented above, the reconciliation of GAAP (generally accepted accounting principles) to non-GAAP measures presented on page 9, and the cash flows from operations schedule presented on page 12 have been conformed to the current period presentation.

B	Refer to page 9 for a description of the adjustments and a reconciliation to GAAP measures.

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BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Three Months Ended June 30, 2012 and 2011

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the three months ended June 30, 2012 included special items which impacted the GAAP measures as follows:

	Three Months Ended June 30,
	2012	2011	[4]	Change

Gross Margin	$ 1,872	$ 1,835		2%
Reserve adjustments [1]	(23)	—

Adjusted Gross Margin	$ 1,849	$ 1,835		1%

% of Net Sales	51.8%	51.9%		(0.1 pts	)

Research and Development Expenses	$ 306	$ 239		28%
Business development items [2]	(30)	—

Adjusted Research and Development Expenses	$ 276	$ 239		15%

% of Net Sales	7.7%	6.8%		0.9 pts

Other (Income) Expense, Net	$ (62)	$ 27		N/M
Reserve adjustments [3]	38	—

Adjusted Other (Income) Expense, Net	$ (24)	$ 27		N/M

Pre-Tax Income	$ 817	$ 789		4%
Reserve adjustments [1,3]	(61)	—
Business development items [2]	30	—

Adjusted Pre-Tax Income	$ 786	$ 789		0%

Income Tax Expense	$ 156	$ 174		(10%	)
Reserve adjustments [1,3]	4	—
Business development items [2]	7	—

Adjusted Income Tax Expense	$ 167	$ 174		(4%	)

% of Adjusted Pre-Tax Income	21.2%	22.1%		(0.9 pts	)

Net Income	$ 661	$ 615		7%
Reserve adjustments [1,3]	(65)	—
Business development items [2]	23	—

Adjusted Net Income	$ 619	$ 615		1%

Diluted EPS	$ 1.19	$ 1.07		11%
Reserve adjustments [1,3]	(0.11)	—
Business development items [2]	0.04	—

Adjusted Diluted EPS	$ 1.12	$ 1.07		5%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	553	575

[1]	Cost of sales in 2012 included a net benefit of $23 million ($27 million, or $0.05 per diluted share, on an after-tax basis) primarily related to an adjustment to the COLLEAGUE infusion pump reserves as the company nears completion of the recall in the United States.

[2]	Research and development (R&D) expenses in 2012 included an R&D charge of $30 million ($23 million, or $0.04 per diluted share, on an after-tax basis) related to the company’s global collaboration with Chatham Therapeutics, LLC (Chatham).

[3]	Other (income) expense, net in 2012 included a gain of $38 million, or $0.06 per diluted share, related to the reduction of a contingent payment liability for milestones associated with the acquisition of ApaTech Limited (ApaTech) in the first quarter of 2010, for which there was no tax expense recognized.

[4]	There were no special items included in the 2011 GAAP results.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

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BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Six Months Ended June 30, 2012 and 2011

(unaudited)

(in millions, except per share and percentage data)

	Six Months Ended June 30,
	2012		2011		Change

NET SALES	$ 6,960		$ 6,820		2%

COST OF SALES	3,374		3,310		2%

GROSS MARGIN	3,586		3,510		2%

% of Net Sales	51.5%		51.5%		0 pts

MARKETING AND ADMINISTRATIVE EXPENSES	1,541		1,481		4%
% of Net Sales	22.1%		21.7%		0.4 pts

RESEARCH AND DEVELOPMENT EXPENSES	575		453		27%
% of Net Sales	8.3%		6.6%		1.7 pts

NET INTEREST EXPENSE	40		25		60%

OTHER (INCOME) EXPENSE, NET	(119	) A	38	A	N/M

PRE-TAX INCOME	1,549		1,513		2%

INCOME TAX EXPENSE	300		328		(9%	)

% of Pre-Tax Income	19.4%		21.7%		(2.3 pts	)

NET INCOME	$ 1,249		$ 1,185		5%

BASIC EPS	$ 2.25		$ 2.07		9%

DILUTED EPS	$ 2.24		$ 2.05		9%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	554		573
Diluted	558		578

ADJUSTED PRE-TAX INCOME (excluding special items)	$ 1,513	B	$ 1,513		0%

ADJUSTED NET INCOME (excluding special items)	$ 1,188	B	$ 1,185		0%

ADJUSTED DILUTED EPS (excluding special items)	$ 2.13	B	$ 2.05		4%

A	Other (income) expense, net included the net results attributable to noncontrolling interests, which had been reported separately in the prior year. The prior period consolidated statement of income presented above, the reconciliation of GAAP to non-GAAP measures presented on page 11, and the cash flows from operations schedule presented on page 12 have been conformed to the current period presentation.

B	Refer to page 11 for a description of the adjustments and a reconciliation to GAAP measures.

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BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Six Months Ended June 30, 2012 and 2011

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the six months ended June 30, 2012 included special items which impacted the GAAP measures as follows:

	Six Months Ended June 30,
	2012	2011	[4]	Change

Gross Margin	$ 3,586	$ 3,510		2%
Reserve adjustments [1]	(23)	—
Business development items [2]	6	—

Adjusted Gross Margin	$ 3,569	$ 3,510		2%

% of Net Sales	51.3%	51.5%		(0.2 pts	)

Marketing and Administrative Expenses	$ 1,541	$ 1,481		4%
Business development items [2]	(9)	—

Adjusted Marketing and Administrative Expenses	$ 1,532	$ 1,481		3%

% of Net Sales	22.0%	21.7%		0.3 pts

Research and Development Expenses	$ 575	$ 453		27%
Business development items [2]	(63)	—

Adjusted Research and Development Expenses	$ 512	$ 453		13%

% of Net Sales	7.4%	6.6%		0.8 pts

Other (Income) Expense, Net	$ (119)	$ 38		N/M
Reserve adjustments [3]	91	—

Adjusted Other (Income) Expense, Net	$ (28)	$ 38		N/M

Pre-Tax Income	$ 1,549	$ 1,513		2%
Reserve adjustments [1,3]	(114)	—
Business development items [2]	78	—

Adjusted Pre-Tax Income	$ 1,513	$ 1,513		0%

Income Tax Expense	$ 300	$ 328		(9%	)
Reserve adjustments [1,3]	4	—
Business development items [2]	21	—

Adjusted Income Tax Expense	$ 325	$ 328		(1%	)

% of Adjusted Pre-Tax Income	21.5%	21.7%		(0.2 pts	)

Net Income	$ 1,249	$ 1,185		5%
Reserve adjustments [1,3]	(118)	—
Business development items [2]	57	—

Adjusted Net Income	$ 1,188	$ 1,185		0%

Diluted EPS	$ 2.24	$ 2.05		9%
Reserve adjustments [1,3]	(0.21)	—
Business development items [2]	0.10	—

Adjusted Diluted EPS	$ 2.13	$ 2.05		4%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	558	578

[1]	Cost of sales in the second quarter of 2012 included a net benefit of $23 million ($27 million, or $0.05 per diluted share, on an after-tax basis) primarily related to an adjustment to the COLLEAGUE infusion pump reserves as the company nears completion of the recall in the United States.

[2]	Cost of sales, marketing and administrative expenses and R&D expenses in 2012 included business development charges totaling $78 million ($57 million, or $0.10 per diluted share, on an after-tax basis) which principally related to an R&D charge of $33 million in the first quarter of 2012 associated with the company’s global collaboration with Momenta Pharmaceuticals, Inc. and an R&D charge of $30 million in the second quarter of 2012 associated with the company’s global collaboration with Chatham.

[3]	Other (income) expense, net in 2012 included a benefit of $91 million, or $0.16 per diluted share, consisting of gains of $53 million in the first quarter of 2012 and $38 million in the second quarter of 2012 for the reduction of certain contingent payment liabilities related to the prior acquisitions of Prism Pharmaceuticals, Inc. (Prism) and ApaTech, respectively, for which there was no tax expense recognized.

[4]	There were no special items included in the 2011 GAAP results.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

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BAXTER INTERNATIONAL INC.

Cash Flows from Operations and Changes in Net Debt

(unaudited)

($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)	Three Months Ended June 30,				Six Months Ended June 30,
	2012		2011		2012		2011

Net income	$ 661		$ 615		$ 1,249		$ 1,185
Adjustments
Depreciation and amortization	180		169		355		327
Deferred income taxes	65		69		119		160
Stock compensation	35		33		63		61
Realized excess tax benefits from stock issued under employee benefit plans	(1)		(8)		(8)		(13)
Other	(89)		24		(147)		39
Changes in balance sheet items
Accounts and other current receivables, net	90		(89)		114		(157)
Inventories	(28)		(153)		(100)		(214)
Accounts payable and accrued liabilities	64		11		(224)		(124)
Infusion pump and business optimization payments	(79)		(87)		(163)		(147)
Other	45		48		98		(114	) A

Cash flows from operations	$ 943		$ 632		$ 1,356		$ 1,003

Changes in Net Debt
Increase (decrease)	Three Months Ended June 30,				Six Months Ended June 30,
	2012		2011		2012		2011

Net debt, beginning of period	$ 2,937		$ 2,206		$ 2,290		$ 1,702

Cash flows from operations	(943)		(632)		(1,356)		(1,003)
Capital expenditures	264		210		503		408
Dividends	186		178		374		358
Proceeds from stock issued under employee benefit plans	(18)		(162)		(172)		(291)
Purchases of treasury stock	385		478		960		1,115
Acquisitions and investments	107	B	188	B	411	B	202	B
Divestiture and other investing activities	(31)		(106)		(74)		(106)
Other, including the effect of exchange rate changes	74		22		25		(3)
Increase in net debt	24		176		671		680

Net debt, June 30	$ 2,961		$ 2,382		$ 2,961		$ 2,382

Key statistics, June 30:
Days sales outstanding	52.1		57.8		52.1		57.8
Inventory turns	2.4		2.5		2.4		2.5

A	Other cash flows from operations in the first quarter of 2011 included a planned contribution of $150 million to the company’s pension plan in the United States.

B	Acquisitions and investments in 2012 and 2011 included $90 million for the second quarter 2012 exercise of the company’s option to acquire the remaining equity interest in Sigma International General Medical Apparatus, LLC, $304 million for the first quarter 2012 acquisition of Synovis Life Technologies, Inc., and $170 million for the second quarter 2011 acquisition of Prism.

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BAXTER INTERNATIONAL INC.

Net Sales

Periods Ending June 30, 2012 and 2011

(unaudited)

($ in millions)

	Q2 2012	Q2 2011	% Growth @ Actual Rates		% Growth @ Constant Rates	YTD 2012	YTD 2011	% Growth @ Actual Rates		% Growth @ Constant Rates

BioScience
United States	$ 747	$ 687	9%		9%	$1,472	$1,371	7%		7%
International	819	866	(5%	)	1%	1,556	1,590	(2%	)	2%
Total BioScience	$1,566	$1,553	1%		4%	$3,028	$2,961	2%		5%

Medical Products
United States [1]	$ 756	$ 731	3%		3%	$1,499	$1,469	2%		2%
International [1]	1,250	1,252	0%		5%	2,433	2,390	2%		5%
Total Medical Products [1]	$2,006	$1,983	1%		4%	$3,932	$3,859	2%		4%

Baxter International Inc.
United States	$1,503	$1,418	6%		6%	$2,971	$2,840	5%		5%
International	2,069	2,118	(2%	)	3%	3,989	3,980	0%		4%
Total Baxter	$3,572	$3,536	1%		4%	$6,960	$6,820	2%		4%

[1]

Includes revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the Transfusion Therapies (TT) business after the February 2007 divestiture, which had previously been reported separately. The prior periods have been recast to conform to the current period presentation.

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BAXTER INTERNATIONAL INC.

Key Product Line Sales

Periods Ending June 30, 2012 and 2011

(unaudited)

($ in millions)

	Q2 2012	Q2 2011	% Growth @ Actual Rates		% Growth @ Constant Rates		YTD 2012	YTD 2011	% Growth @ Actual Rates		% Growth @ Constant Rates

BioScience
Recombinants	$ 565	$ 570	(1%	)	3%		$1,098	$1,082	1%		4%
Antibody Therapy	376	381	(1%	)	1%		764	755	1%		3%
Plasma Proteins	364	363	0%		4%		680	671	1%		4%
Regenerative Medicine	174	147	18%		21%		328	287	14%		16%
Other [1]	87	92	(5%	)	3%		158	166	(5%	)	1%
Total BioScience	$1,566	$1,553	1%		4%		$3,028	$2,961	2%		5%

Medical Products
Renal	$ 635	$ 633	0%		4%		$1,223	$1,220	0%		2%
Global Injectables	539	506	7%		9%		1,044	1,023	2%		3%
IV Therapies	479	452	6%		10%		951	880	8%		11%
Infusion Systems	209	233	(10%	)	(9%	)	417	444	(6%	)	(5%	)
Anesthesia	132	143	(8%	)	(6%	)	270	261	3%		5%
Other [2]	12	16	(25%	)	(13%	)	27	31	(13%	)	(13%	)
Total Medical Products [2]	$2,006	$1,983	1%		4%		$3,932	$3,859	2%		4%

Total Baxter	$3,572	$3,536	1%		4%		$6,960	$6,820	2%		4%

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]

Includes revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture, which had previously been reported separately. The prior periods have been recast to conform to the current period presentation.

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BAXTER INTERNATIONAL INC.

Key Product Line Sales by U.S. and International

Three-Month Periods Ending June 30, 2012 and 2011

(unaudited)

($ in millions)

	Q2 2012			Q2 2011			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total

BioScience
Recombinants	$ 262	$ 303	$ 565	$ 239	$ 331	$ 570	10%		(8%	)	(1%	)
Antibody Therapy	268	108	376	261	120	381	3%		(10%	)	(1%	)
Plasma Proteins	108	256	364	103	260	363	5%		(2%	)	0%
Regenerative Medicine	101	73	174	78	69	147	29%		6%		18%
Other [1]	8	79	87	6	86	92	33%		(8%	)	(5%	)
Total BioScience	$ 747	$ 819	$1,566	$ 687	$ 866	$1,553	9%		(5%	)	1%

Medical Products
Renal	$ 98	$ 537	$ 635	$ 97	$ 536	$ 633	1%		0%		0%
Global Injectables	280	259	539	255	251	506	10%		3%		7%
IV Therapies	175	304	479	144	308	452	22%		(1%	)	6%
Infusion Systems	122	87	209	137	96	233	(11%	)	(9%	)	(10%	)
Anesthesia	74	58	132	88	55	143	(16%	)	5%		(8%	)
Other [2]	7	5	12	10	6	16	(30%	)	(17%	)	(25%	)
Total Medical Products [2]	$ 756	$1,250	$2,006	$ 731	$1,252	$1,983	3%		0%		1%

Total Baxter	$1,503	$2,069	$3,572	$1,418	$2,118	$3,536	6%		(2%	)	1%

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]	Includes revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture, which had previously been reported separately. The prior period has been recast to conform to the current period presentation.